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                                                                    EXHIBIT 12.1

                            WESCO International, Inc.
                       Ratio of Earnings to Fixed Charges
                          (In thousands, except ratios)


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                                                                                                         SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                             JUNE 30,
                                       ------------------------------------------------------------     ---------------------
                                         2005         2004         2003         2002         2001         2006         2005
                                       --------     --------     --------     --------     --------     --------     --------
Consolidated Statements of Income
  Data:

   Income before income taxes          $150,884     $ 99,498     $ 39,091     $ 25,970     $ 33,368     $148,324     $ 56,433

   Add:
   Portion of rental expense
    representative of the interest
    component of rental expense          11,067       11,033       10,833       10,967       10,833        6,178        5,268
   Interest expense, including
    amortization of debt issuance
    costs                                30,183       40,791       42,317       42,985       45,140       12,006       15,974
                                       --------     --------     --------     --------     --------     --------     --------
   Fixed charges                         41,250       51,824       53,150       53,952       55,973       18,184       21,242
                                       --------     --------     --------     --------     --------     --------     --------

   Earnings before taxes and fixed
      charges                           192,134      151,322       92,241       79,922       89,341      166,508       77,675
                                       ========     ========     ========     ========     ========     ========     ========


RATIO OF EARNINGS TO FIXED CHARGES         4.7x         2.9x         1.7x         1.5x         1.6x          9.2          3.7
                                       ========     ========     ========     ========     ========     ========     ========
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